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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): October 6, 1997





                              Bluegreen Corporation
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                  Massachusetts
                    ---------------------------------------
                    (State of incorporation or organization)


                 0-19292                             03-0300793
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         (Commission File Number)                 (I.R.S. Employer
                                                Identification  No.)


          5295 Town Center Road, Boca Raton, Florida   33486
        ------------------------------------------------------------
         (Address of Principal Executive Office)         (Zip Code)


       Registrant's telephone number, including area code:  (561) 361-2700
                                                          -------------------




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Item 2.  Acquisition or Disposition of Assets.

         Effective September 30, 1997, pursuant to a Stock Purchase Agreement executed on October 6, 1997 (the "Agreement"), a wholly-owned subsidiary (the "Subsidiary") of Bluegreen Corporation ("Bluegreen") acquired all of the issued and outstanding capital stock of RDI Group, Inc., a Florida corporation and Resort Title Insurance Agency, Inc., a Florida corporation (collectively, with RDI Group, Inc., "RDI"). Prior to the sale, RDI's stockholders were Jeffrey J. Keim, Randy L. Keim and David Bidgood (collectively, the "Stockholders") The aggregate consideration paid by the Subsidiary for all of the issued and outstanding capital stock of RDI was $7,500,000. The purchase price was determined as a result of arm's-length negotiations between Bluegreen and the Stockholders. The Subsidiary paid $6,000,000 of the purchase price in cash and $1,500,000 with a two year 9% promissory note from Bluegreen and the Subsidiary (the "Seller Note") with a maturity date of October 3, 1999. Bluegreen borrowed the $6,000,000 cash portion of the purchase price from Joseph Abeles, a director of Bluegreen and Grace Brothers, Ltd., an affiliate of Bradford T. Whitmore, who is also a director of Bluegreen, pursuant to a Note Purchase Agreement dated as of September 11, 1997 (the "Note Agreement"). Pursuant to the Note Agreement, Bluegreen executed two 8% convertible promissory notes in the aggregate principal amount of $6,000,000 (the "8% Notes"). The 8% Notes have a maturity date of September 11, 2002 and the outstanding balances of the 8% Notes are convertible into Bluegreen's common stock at a conversion price of $3.92 per share, subject to adjustment. Neither the 8% Notes nor any of the common stock issuable upon the conversion thereof has been registered under the Securities Act of 1933.

         Headquartered in Fort Myers, Florida, RDI is a timeshare owner and operator that, directly or through wholly-owned subsidiaries, owns and operates time share resorts in Orlando, Florida and Wisconsin Dells, Wisconsin and manages thirty other vacation ownership resorts.

         In connection with the acquisition of RDI, (a) the Subsidiary was granted an option to acquire the capital stock or assets of AmClub, Inc. ("AmClub"), a corporation owned by the Stockholders, which owns and operates a timeshare resort in Virginia and (b) Bluegreen agreed to indemnify the Stockholders for any future obligations in respect of guarantees executed by the Stockholders of indebtedness of RDI and its affiliates (including AmClub). Also in connection with the acquisition, each Stockholder entered into a three-year employment agreement with Bluegreen providing for an annual base salary of $180,000 and the grant by Bluegreen to the Stockholder of an incentive stock option to acquire 60,000 shares of Bluegreen's common stock. The options vest ratably over five years.

         The Agreement, a form of Seller Note, the Note Purchase Agreement, a form of the 8% Note and a form of Stockholder Employment Agreement are attached hereto as Exhibits and each is incorporated herein by reference. The foregoing description of this transaction is subject to, and qualified in its entirety by reference to such Exhibits.



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Item 7.           Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired
                  To be filed by amendment within 60 days of the date on which this report must be filed pursuant to Item 7 of Form 8-K.

         (b)      Pro Forma Financial Information
                  To be filed by amendment within 60 days of the date on which this report must be filed pursuant to Item 7 of Form 8-K.

         (c)      Exhibits

         Exhibit A:   Stock Purchase Agreement dated as of July 24, 1997 by and
                      among Bluegreen Corporation, BG/RDI Acquisition Corp. and
                      Randy L. Keim, Jeffrey J. Keim, and David Bidgood.

         Exhibit B:   Form of Seller Note executed by Bluegreen Corporation and
                      BG/RDI Acquisition Corp.

         Exhibit C:   Note Purchase Agreement dated September 11, 1997
                      by and among Joseph Abeles, Grace Brothers, Ltd and
                      Bluegreen relating to Convertible Notes due September
                      11, 2002.

         Exhibit D:   Form of 8% Convertible Note

         Exhibit E:   Form of Stockholder Employment Agreement.





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     BLUEGREEN CORPORATION


Date:  October 20, 1997              By: /s/ John F. Chiste
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                                         John F. Chiste, Chief Financial Officer